                    SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
             Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[X ]  Preliminary Proxy Statement
[  ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to Rule 14a-11(c) or
      Rule 14a-12
[  ]  Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

                   CFSB BANCORP, INC.
----------------------------------------------------------------
        (Name of Registrant as Specified in its Charter)

----------------------------------------------------------------
            (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[ X ] No fee required.
[   ] Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

     1.     Title of each class of securities to which
transaction applies:
________________________________________________________________

     2.     Aggregate number of securities to which transaction
applies:
________________________________________________________________

     3.     Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________

     4.     Proposed maximum aggregate value of transaction:

________________________________________________________________

     5.     Total fee paid:
________________________________________________________________

[  ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.     Amount Previously Paid:
            ____________________________________________

     2.     Form, Schedule or Registration Statement No.:
            ____________________________________________

     3.     Filing Party:
            ____________________________________________

     4.     Date Filed:
            ____________________________________________

                     [LETTERHEAD]






                    March 17, 1998





Dear Stockholder:

    We invite you to attend the Annual Meeting of the Stockholders of CFSB Bancorp, Inc. (the "Corporation"), the holding company of Community First Bank ("Community First"), to be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on Tuesday, April 21, 1998 at 11:00 a.m., local time.

    The Annual Meeting has been called to consider the election of two directors of the Corporation and a proposal to amend the Corporation's Certificate of Incorporation to increase the number of authorized shares of capital stock and common stock. During the meeting, we will also report on the operations of the Corporation during fiscal year 1997.
Directors and officers of the Corporation as well as representatives of KPMG Peat Marwick LLP, the Corporation's independent auditors, will be present to respond to any questions that stockholders may have.

    You are cordially invited to attend the Annual Meeting.
WE URGE YOU TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

                                   Sincerely,



                                   Robert H. Becker
                                   President and Chief
                                   Executive Officer

________________________________________________________________

                  CFSB BANCORP, INC.
                112 EAST ALLEGAN STREET
               LANSING, MICHIGAN  48933
                    (517) 371-2911
________________________________________________________________

               NOTICE OF ANNUAL MEETING
             TO BE HELD ON APRIL 21, 1998
________________________________________________________________

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders for the year ended December 31, 1997 (the "Annual Meeting") of CFSB Bancorp, Inc. (the "Corporation"), the holding company of Community First Bank will be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on Tuesday, April 21, 1998 at 11:00 a.m., local time.

    A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed.

    The Annual Meeting is for the purpose of considering and acting upon:

    I.   The election of two directors of the Corporation;

    II. An amendment to the Corporation's Certificate of Incorporation to increase the number of authorized shares of capital stock from 12,000,000 shares to 17,000,000 shares and the number of authorized shares of common stock from 10,000,000 shares to 15,000,000 shares;

    III. The transaction of such other matters as may properly come before the Annual Meeting or any adjournments thereof.

    Note: The Board of Directors is not aware of any other business to come before the Annual Meeting.

    Any action may be taken on any one of the foregoing pro-

posals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on February 27, 1998 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.

    You are requested to complete and sign the enclosed Proxy
Card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                           BY ORDER OF THE BOARD OF DIRECTORS



                           John W. Abbott
                           Executive Vice President, Chief
                           Operating Officer and Secretary
Lansing, Michigan
March 17, 1998
________________________________________________________________
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
________________________________________________________________

________________________________________________________________

                    PROXY STATEMENT
                          OF
                  CFSB BANCORP, INC.
                112 EAST ALLEGAN STREET
               LANSING, MICHIGAN  48933

            ANNUAL MEETING OF STOCKHOLDERS
                    APRIL 21, 1998

________________________________________________________________

________________________________________________________________
                        GENERAL
________________________________________________________________

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CFSB Bancorp, Inc. (the "Corporation"), the holding company of Community First Bank ("Community First" or the "Bank"), to be used at the Annual Meeting of Stockholders of the Corporation for the year ended December 31, 1997 (the "Annual Meeting") which will be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on Tuesday, April 21, 1998 at 11:00 a.m., local time. The accompanying Notice of Annual Meeting and Revocable Proxy and this Proxy Statement are being first mailed to stockholders on or about March 17, 1998.

________________________________________________________________
          VOTING AND REVOCABILITY OF PROXIES
________________________________________________________________

    Regardless of the number of shares of the Corporation's common stock, par value $.01 per share (the "Common Stock"), owned, it is important stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed Proxy Card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. PROXIES SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION WILL BE VOTED IN ACCORDANCE WITH THE DIRECTIONS GIVEN THEREIN. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR EACH OF THE NOMINEES STANDING FOR ELECTION AS DIRECTORS, AND FOR PROPOSAL II -- APPROVAL OF INCREASE IN AUTHORIZED SHARES. Proxies marked as abstentions will not be counted as votes cast. In addition, shares held in street name which have been designated by brokers on proxy cards as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker no votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

    The presence in person or by proxy of the holders of one-third of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum thereat. If a quorum is not present or represented by proxy, the stockholders entitled to vote, present or represented by proxy, have the power to adjourn the Annual Meeting from time to time, without notice other than an announcement at the Annual Meeting, until a quorum is present or represented. Assuming a quorum is present, under Delaware law directors shall be elected by a plurality of votes cast by stockholders at the Annual Meeting (abstention and broker non-votes not being considered in
determining the outcome of the election).   The approval of the
amendment of the Corporation's Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding (accordingly, abstentions and broker non-votes are the same as a vote against the proposal). All other action to be taken at the Annual Meeting requires the affirmative vote of a majority of the shares represented and entitled to vote at the Annual Meeting (accordingly, abstentions and broker non-votes will not affect the outcome of any such action).

    The Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy, however, confers on the designated proxyholders discretionary authority to vote the shares in accordance with the determination of a majority of the Board of Directors on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

    A proxy may be revoked at any time prior to its exercise by the filing of a written notice of revocation with the Secretary of the Corporation, by delivering a duly executed proxy bearing a later date to the Secretary of the Corporation at the address listed above, or by attending the Annual Meeting and voting in person.

    The cost of solicitation of proxies in the form enclosed herewith will be borne by the Corporation. Proxies may also be solicited personally or by telephone or telegraph by directors, officers and regular employees of the Corporation and the Bank, without additional compensation therefore. The Corporation will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.
________________________________________________________________
    VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
________________________________________________________________

    The securities entitled to vote at the Annual Meeting consist of the Common Stock. Stockholders of record as of the close of business on February 27, 1998 are entitled to one vote for each share then held. As of February 27, 1998, the Corporation had 7,607,478 shares of the Common Stock issued and outstanding.

    Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934. The following table sets forth, as of February 27, 1998, the shares of Common Stock beneficially owned by the Chief Executive Officer and Chief Operating Officer of the Corporation, the Chief Lending Officer of the Bank, the Director of Operations of the Bank, all directors and officers of the Corporation as a group and each person who was the beneficial owner of more than 5% of the Corporation's outstanding shares of Common Stock at February 27, 1998, based on information supplied by its transfer agent and filings made pursuant to the Securities Exchange Act of 1934 as to which the Corporation had information on February 27, 1998. Management knows of no person other than those set forth below who owned more than 5% of the Corporation's outstanding shares of Common Stock at February 27, 1998.

                                         Amount and Nature of      Percent of Shares of
Beneficial Owner                        Beneficial Ownership(a)   Common Stock Outstanding
----------------                        -----------------------   ------------------------
CFSB Bancorp, Inc.
   Employee Stock Ownership Plan
112 East Allegan Street
Lansing, Michigan  48933                      78,842 (b)                1.04%

Robert H. Becker
  President and
    Chief Executive Officer                  489,723 (c)                6.36%

John W. Abbott
  Executive Vice President and
    Chief Operating Officer                  107,469 (d)                1.40%

Carl C. Farrar
  Senior Vice President
  Chief Lending Officer of the Bank           10,511 (e)                 .14%

Jack G. Nimphie
  Senior Vice President
  Director of Operations of the Bank          39,878 (f)                 .52%

All directors and executive officers
  as a group (15 persons)                  1,063,956 (g)               13.46%


_____________
(a) In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock if he or she has sole or shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from February 27, 1998. Except as otherwise noted, the named individuals and each director or officer included in the group exercise sole voting and investment power over the shares of the Common Stock.
(b) Includes 78,842 shares held in a suspense account for future allocation pursuant to the terms of the Employee Stock Ownership Plan ("ESOP"), among participating employees as the loans used to purchase the shares are repaid, and excludes 580,336 shares allocated to participants. The ESOP Trustee votes all allocated shares as instructed by the participants, and the ESOP Trustee votes all unallocated shares and all shares for which no instructions have been received as directed by the ESOP Committee or the Board of Directors. See footnote (g) below.
(c) Includes 27,535 shares allocated to Mr. Becker under the ESOP as to which he has voting power but no investment power. Includes 96,258 shares which may be received upon the exercise of stock options which are exercisable within 60 days of February 27, 1998.
(d) Includes 20,382 shares allocated to Mr. Abbott under the ESOP as to which he has voting power but no investment power. Includes 74,561 shares which may be received upon the exercise of stock options which are exercisable within 60 days of February 27, 1998.
(e) Includes 5,019 shares allocated to Mr. Farrar under the ESOP as to which he has voting power but no investment power. Includes 5,492 shares which may be received upon the exercise of stock options which are exercisable within 60 days of February 27, 1998.
(f) Includes 12,130 shares allocated to Mr. Nimphie under the ESOP as to which he has voting power but no investment power. Includes 21,627 shares which may be received upon the exercise of stock options which are exercisable within 60 days of February 27, 1998.
(g) Includes 78,065 shares held by the ESOP but allocated to certain directors and officers, and excludes 78,842 shares held by the ESOP, which have not been allocated to any participating employees as of February 27, 1998, and over which shares certain directors and officers of the Corporation, as members of the ESOP Committee, and as ESOP Trustee, exercise shared voting and investment power.
     See footnote (2) in Director's table under "Proposal I -- Election of Directors." Includes 295,354 shares which may be received upon the exercise of stock options which are exercisable within 60 days of February 27, 1998.

________________________________________________________________
          PROPOSAL I -- ELECTION OF DIRECTORS
________________________________________________________________

     The Corporation's Board of Directors is currently composed of eight members. Director Donald F. Wall will retire as a Director, effective at the first meeting of the Board of Directors following the Annual Meeting, and the Board will be reduced in size to seven members. The Corporation's Certificate of Incorporation requires directors be divided into three classes, as nearly equal in number as possible. The members of each class serve for a term of three years and until their successors are elected and qualified, with approximately one-third of the directors elected each year. The Board of Directors has nominated Henry W. Wolcott, IV and Robert H. Becker each for a three-year period, both of whom are currently members of the Board of the Corporation.

     It is intended the proxies solicited by the Board of Directors will be voted for the election of the named nominees. If any nominee is unable to serve, the shares represented by all properly executed proxies which have not been revoked will be voted for the election of such substitute as the Board of Directors may recommend, or the size of the Board of Directors may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth for each nominee and each continuing director his name and age at February 27, 1998, the year he first became a director of Capitol Federal Savings Bank ("Capitol Federal") or Union Federal Savings ("Union Federal") (the savings institutions that combined to form Community First in December 1991), the expiration of his term as a director of the Corporation, and the number and percentage of shares of Common Stock beneficially
owned. The members of Capitol Federal's Board of Directors who were members of the Board in 1989 were initially appointed as directors of the Corporation in 1989 in connection with the incorporation and organization of the Corporation. The former members of Union Federal's Board of Directors were appointed as directors of the Corporation in January 1992 following the completion of the combination. Each director of the Corporation is also a member of the Board of Directors of the Corporation's principal subsidiary, Community First.

                                                            Shares of
                                                           Common Stock
                                               Current     Beneficially
                               Year First        Term        Owned at       Percent
                                 Elected          to       February 27,        of
Name                   Age     Director (1)     Expire        1998 (2)       Class
-------------------------------------------------------------------------------------
                        BOARD NOMINEES FOR TERMS TO EXPIRE IN 2001

Henry W. Wolcott, IV     51       1983          1998         4,830          .06%

Robert H. Becker         62       1987          1998       489,723 (3)     6.36%

                              DIRECTORS CONTINUING IN OFFICE

Cecil Mackey             69       1979          1999        29,088          .38%

James L. Reutter         64       1976          1999       135,124         1.77%

Donald F. Wall           70       1994          1999         4,976          .07%

David H. Brogan          63       1981          2000        74,529          .98%

William C. Hollister     57       1983          2000        97,123         1.27%

J. Paul Thompson, Jr.    64       1979          2000        14,639          .19%

___________
(1) Represents the year first elected a director of Capitol Federal, except for Mr. Thompson and Mr. Wolcott for whom it represents the year first elected a director of Union Federal, and Mr. Wall, for whom it represents the year first elected as director of the Corporation.
(2) For the definition of beneficial ownership, see footnote (a) to the table in "Voting Securities and Principal Holders Thereof." Unless otherwise indicated, the named individual exercises sole or shared voting or investment power over the shares listed as beneficially owned by such person.
    Excludes 78,842 shares held by the ESOP which have not been allocated to participating employees as of February 27, 1998 and over which shares Directors Reutter, Brogan and Hollister, as members of the ESOP Committee, and as ESOP Trustee, exercise shared voting and investment power. Includes 17,955, 22,452, 18,882, 18,882, 4,832, 2,927 and
    1,742 shares which may be received upon the exercise of stock options which are exercisable within 60 days of February 27, 1998, for Directors Mackey, Reutter, Brogan, Hollister, Thompson, Wall and Wolcott, respectively. For Mr. Becker, see footnote (3) below.
(3) Includes 27,535 shares allocated to Mr. Becker under the ESOP as to which he has voting power but no investment power. Includes 96,258 shares which may be received upon the exercise of stock options exercisable within 60 days of February 27, 1998.

    The principal occupation of each director of the Corporation and the Bank for the last five years is set forth below. All of the directors have held their present position for at least five years unless otherwise stated. All of the directors reside in Michigan.

    HENRY W. WOLCOTT, IV is a certified public accountant and a shareholder in the firm of Kutas, Hawes, Wolcott & Bergman, P.C., of Lansing, Michigan.

    ROBERT H. BECKER joined Community First (formerly Capitol Federal Savings) in November 1987 as the President and Chief Executive Officer. Mr. Becker also serves as the Corporation's President and Chief Executive Officer. Mr. Becker began his banking career in 1957, and from 1976 to 1987, he served as President and Chief Executive Officer of MetroBanc in Grand Rapids, Michigan. Mr. Becker is a past Director of the Federal Home Loan Bank of Indianapolis and a past Chairman of the Michigan League of Savings Institutions. He is also a director of the Lansing Community College Foundation, a Board member of the Rotary Club of Lansing, and a member of the Finance Committee of the Capital Region Community Foundation.

    CECIL MACKEY has been a professor of economics at Michigan State University since 1985. From 1979 to 1985, he was the President of Michigan State University. Dr. Mackey is an associate of the National China Council and a member of the Michigan China Council and the Joint Yugoslav-American Advisory Council. He previously served as Chairman of the Board of Directors of the Debt-for-Development Coalition, a member of the Board of Directors of the Michigan State University Foundation and the Michigan Biotechnology Institute, and as a member of the Governor's Commission on Jobs and Economic Development and the Michigan High Technology Task Force. Dr. Mackey is a consultant to the University of the United Arab Emirates.

    JAMES L. REUTTER is the President of Lansing Ice and Fuel Company, Lansing, Michigan, and Chairman of O'Dell Ice Company, Coleman, Michigan. Mr. Reutter has been the Chairman of Community First's (formerly Capitol Federal's) Board of Directors since 1988. Mr. Reutter also serves as a Director of Michigan Millers Insurance Company. He is currently serving on the Board of the Potter Park Zoological Society and the Lansing Community College Foundation, and is a Trustee and the Treasurer of the Thoman Foundation. Mr. Reutter was also the past Chairman and a Trustee of Lansing Community College.

    DONALD F. WALL is the President of Compass Management
Inc., a management consulting firm. Mr. Wall also is the retired Chief Executive Officer of the Michigan League of Savings Institutions. He has been a Director of the Bank since February 1993. As noted above, Mr. Wall will retire as a Director following the Annual Meeting.

    DAVID H. BROGAN has worked in life insurance sales and financial planning at Ohio National Life Insurance Company, a provider of insurance and investment products, since 1956. Mr. Brogan is a member of the Lansing Lions Club, and he is a Trustee and the Treasurer of the Capital Region Community Foundation. He has previously served as the Chairman of the Board at St. Lawrence Hospital, as President of the East Lansing Public Schools Board of Education, as an officer in the Michigan State University Alumni Association, and as a Director of the Lansing Community College Foundation.

    WILLIAM C. HOLLISTER is the President of Basic Insight, a firm engaged in performing consulting services related to recruitment and selection and strategic planning. He was formerly President of Manpower Health Care, Lansing, Michigan, President of Coil Center Corporation, Howell, Michigan, and Vice President of Kasle International Michigan, Dearborn, Michigan. Mr. Hollister is a former member of the Board of Edward W. Sparrow Hospital in Lansing and the Michigan Manufacturers Association. He has also served as Chairman, Treasurer and Trustee of Lansing Community College and served as a Director of D&F Corporation of Sterling Heights, Michigan, an automotive tooling design firm.

    J. PAUL THOMPSON, JR. has been in the environmental engineering field since 1957, has been a Registered Professional Engineer in Michigan since 1960 and was a principal in Fishbeck, Thompson, Carr and Huber, Inc., until 1985. Since that time, he has been President of Computer Graphics, Inc., a consultant to municipalities in the area of water and sewer systems. He is a retired U.S. Air Force Res. Major, a member and Past President of the Lansing-Waverly Rotary Club and is presently a Trustee of Central United Methodist Church, Lansing. He is also the Treasurer of Memorial Nature Preserve of Shelby, Michigan.

________________________________________________________________
   MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
________________________________________________________________

    The Corporation's and the Bank's Boards of Directors conduct their business through meetings of the Boards and through activities of their committees. During fiscal year 1997, the Corporation's Board of Directors held nine meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and committees on which such Board member served during this period.

    The Board of Directors of the Corporation has an Executive Committee, which also serves as the Executive Committee of the Bank's Board of Directors, and meets as considered necessary by the Chairman. The Executive Committee met two times during fiscal 1997. The Executive Committee is made up of Directors Reutter (Chairman), Becker, Brogan, Hollister and Thompson.

    The Bank's Audit Committee also serves as the Audit Committee of the Corporation, and consists of Directors Mackey (Chairman), Hollister, Wall and Wolcott. These committees recommend an audit firm to the full Board of Directors and meet with the outside auditors to discuss the results of the annual audit and any related matters. These committees also receive and review all the reports and findings and other information presented to them by the Corporation's and the Bank's officers regarding financial reporting policies and practices. The Corporation's Audit Committee and the Bank's Audit Committee met two times during fiscal 1997.

    The Bank's Compensation and Personnel Committee also serves as the Compensation and Personnel Committee for the Corporation, and consists of Directors Brogan (Chairman), Hollister, Mackey and Thompson. This committee meets periodically to review the performance of the Corporation's and the Bank's Executive Officers and to recommend compensation and benefit programs. The Compensation and Personnel Committee met two times during fiscal 1997.

    The Corporation's Nominating Committee comprised of the full Board of Directors recommends nominees for election to the Board of Directors. During 1997, this committee met one time to make the nominations for election set forth herein.


________________________________________________________________
                EXECUTIVE COMPENSATION
________________________________________________________________

COMPENSATION SUMMARY

    The following table sets forth all cash and noncash compensation for each of the last three fiscal years awarded to or earned by (i) the Chief Executive Officer, and (ii) the other executive officers of the Corporation or the Bank whose salary and bonus earned in 1997 exceeded $100,000 for services rendered in all capacities to the Corporation and its subsidiaries.

                                        ANNUAL COMPENSATION
                                        --------------------
NAME AND                                                   OTHER ANNUAL     LONG-TERM       ALL OTHER
PRINCIPAL POSITION          YEAR        SALARY(1)  BONUS   COMPENSATION    COMPENSATION  COMPENSATION(2)
-----------------           ----        --------   -----   -------------   ------------  ---------------
Robert H. Becker            1997        $266,000   $90,343    $   --         $   --        $  9,755
  President and Chief       1996         253,000    80,596        --             --          15,144
  Executive Officer         1995         236,500    46,388        --             --          14,691

John W. Abbott              1997         165,000    42,066        --             --           3,168
  Executive Vice            1996         155,000    37,776        --             --          10,720
  President and Chief       1995         145,000    20,836        --             --          10,233
  Operating Officer

Carl C. Farrar              1997         120,800    30,989        --             --           3,451
  Senior Vice President     1996         114,000    27,876        --             --          10,139
  Chief Lending Officer     1995         107,000    11,576        --             --           8,089
  of the Bank

Jack G. Nimphie             1997          92,500    16,248        --             --           2,516
  Senior Vice President     1996          87,500    14,763        --             --           7,309
  Director of Operations    1995          81,900     8,902        --             --           6,194
  of the Bank


_____________
(1) Does not include perquisites which in the aggregate do not exceed 10% of the cash compensation of the named executive officers.
(2) For 1997, includes funds contributed by the Bank to each individual's account under the deferred savings 401(k) plan and, in the case of Mr. Becker, an additional $6,755 in
    automobile expenses.   For 1996, includes funds contributed
    by the Bank to each individual's account under the deferred savings 401(k) plan and, in the case of Mr. Becker, an additional $4,424 in automobile expenses. For 1996, includes contributions to ESOP in the following amounts for payment of shares allocated to the following individuals: $4,720 for Mr. Becker; $4,720 for Mr. Abbott; $4,464 for Mr. Farrar; and $3,218 for Mr. Nimphie. For 1995, includes contributions to ESOP in the following amounts for payment of shares allocated to the following individuals: $4,233 for Mr. Becker; $4,233 for Mr. Abbott; $3,346 for Mr. Farrar; and $2,562 for Mr. Nimphie. Information regarding contributions to the ESOP for 1997 on behalf of these individuals was not available as of the date of this Proxy Statement and will be reported in next year's Proxy Statement.


OPTION/SAR EXERCISES AND YEAR-END VALUES

    The following table sets forth information concerning exercises of options during the year ended December 31, 1997, by the named executive officers, as well as the value of options held by such persons at the end of the fiscal year. No options were granted during the year ended December 31, 1997 and no SARs were outstanding at December 31, 1997.

                                               NUMBER OF UNEXERCISED VALUE OF UNEXERCISED
                                                 OPTIONS AT FISCAL      IN-THE-MONEY
                  SHARES ACQUIRED    VALUE          YEAR-END            OPTIONS/SARS
NAME               ON EXERCISE     REALIZED       (EXERCISABLE)      AT FISCAL YEAR-END
----              ---------------  --------    ------------------    --------------------

Robert H. Becker       3,300       $69,102  (4)      96,258             $2,304,417 (1)(3)
John W. Abbott           450         9,648  (5)      74,561              1,784,990 (1)(3)
Carl C. Farrar            --            --           27,272 (7)             99,405 (1)
                                                                           322,780 (2)
Jack G. Nimphie          500         9,100  (6)      43,407 (8)            517,750 (1)
                                                                           322,780 (2)

_________
(1) Exercisable.
(2) Unexercisable.
(3) Represents market price per share at end of year ($26.25 on December 31, 1997) less average option exercise price per share ($2.31).
(4) Represents difference between exercise price per share ($2.31) and market price per share on date of exercise ($23.25).
(5) Represents difference between an exercise price of $2.31 per share and a market price per share on date of exercise of $23.75.
(6) Represents difference between an exercise price of $3.80 per share and a market price share on the date of exercise of $22.00.
(7) Mr. Farrar has options for 5,492 shares which are exercisable at an exercise price per share of $8.15 and options for 21,780 shares which are unexercisable and have a weighted average exercisable price of $11.43 per share.
(8) Mr. Nimphie has options for 21,627 shares which are exercisable at an exercise price of $2.31 per share and options for 21,780 shares which are unexercisable and have an exercise price of $11.43 per share.

EMPLOYMENT AGREEMENTS

    Effective upon Capitol Federal's conversion from mutual to stock form on June 29, 1990, the Bank and Robert H. Becker and John W. Abbott entered into employment agreements, each for terms of three years with specified annual base salaries. These agreements provide (i) that at each anniversary date of their commencement the Board of Directors may act to approve one-year extensions, (ii) for a salary review by the Board of Directors not less often than annually, and (iii) for the inclusion of the named individuals in any discretionary bonus plans, customary fringe benefits and for vacation and sick leave. Messrs. Becker's and Abbott's annual base salaries at December 31, 1997, were $266,000 and $165,000, respectively. Each agreement will be terminated upon death, and will be terminable by Community First for "just cause" as defined in the agreement. If Community First terminates one of these employees without just cause, the employee will be entitled to a continuation of his salary and benefits up to the date of termination of the term of the agreement. Each employee will be able to terminate his agreement by providing 60 days' written notice to the Board of Directors.

    The employment agreements contain provisions stating that in the event of the voluntary or involuntary termination of employment in connection with, or within one year after, any change in control of the Corporation or the Bank not approved in advance by the vote of two-thirds of the full Boards of Directors of the Corporation or the Bank, the employee will be paid within 30 days of such termination a sum equal to 2.99 times the average annual compensation he received during the five-year period immediately prior to the date of change in control. "Control" generally refers to the acquisition by any person or entity of the ownership or power to vote more than 25% of the Corporation's or the Bank's stock, the control of the election of a majority of Directors or the exercise of a controlling influence over the management or policies of the Corporation and the Bank. The agreements also provide for a similar lump sum payment to be made to Mr. Becker or Mr. Abbott in the event of his voluntary termination of employment upon the occurrence, or within 60 days thereafter, of certain specified events following any change in control, whether approved by the Board of Directors or otherwise, including (i) requiring the employee to move his personal residence or perform his principal executive functions more than 35 miles from the Bank's current principal office, (ii) requiring the employee to report to a person or persons other than the Board of Directors or President, respectively, of the Corporation or the Bank, (iii) the failure to maintain existing employee benefit plans, including material vacation, fringe benefits, stock option and retirement plans; (iv) assigning duties and responsibilities to the employee which are other than those normally associated with his position with Community First; (v) a material diminution of his authority and responsibility; and for Mr. Becker (vi) failure to elect him to the Board of Directors. The aggregate payments that would be made to Messrs. Becker and Abbott assuming the termination of employment under the foregoing circumstances at December 31, 1997 would have been approximately $844,273 and $497,343, respectively.

DIRECTORS' COMPENSATION

    Each non-employee member of the Boards of Directors of the Corporation and the Bank receives a fee of $900 per month, except the President and Chief Executive Officer, who does not receive any director's fees, and the Chairman of the Board, who receives $2,200 per month. In addition, each director, except the President and Chief Executive Officer, receives a fee of $400 per monthly meeting attended. The Chairman of each committee, except the Executive Committee, receives a fee of $100 per month. Directors of the Corporation and the Bank receive one fee for serving as directors of both entities, plus applicable committee chairman fees.

COMPENSATION AND PERSONNEL COMMITTEE REPORT ON EXECUTIVE
COMPENSATION

    GENERAL. The function of administering the Corporation's and Community First's Executive Compensation Policies is currently performed by the Compensation and Personnel Committee of the Board of Directors of Community First which is composed of four directors. The Committee is responsible for developing and making recommendations to the Board concerning compensation paid to the executive officers and for administering all aspects of the Corporation's and Community First's Executive Compensation Program including employee benefit plans. It is the responsibility of this Committee to develop and make recommendations to the Board concerning compensation paid to the Chief Executive Officer.

    The Committee makes its recommendations to the Board concerning executive compensation on the basis of its annual review and evaluation of the Corporation's corporate performance, and the compensation of its executive officers as compared with other savings and loan holding companies similar in size and market capitalization. To assist in this review, the Committee obtains survey data prepared by independent compensation consulting firms.

    EXECUTIVE COMPENSATION PROGRAM. The Corporation's and Community First's Executive Compensation Program which was developed with the objective of attracting and retaining highly qualified and motivated executives and recognizing and rewarding outstanding performance has the following components: (i) base salaries, (ii) stock options, (iii) a management incentive compensation plan and (iv) miscellaneous other fringe benefits.

    MANAGEMENT'S ROLE AND THE BUSINESS PLAN.  The
Administrative Committee of the Bank, which consists of its executive officers, annually develops a Business Plan. The Plan includes objectives, goals and strategies which management intends to achieve over a one- to three-year period. The Plan is reviewed and updated annually and approved by the Board of Directors of the Bank. Each objective, goal and strategy is assigned to a member of the Administrative Committee. The goals, objectives and strategies may be monetary or non-monetary in nature. The Chief Executive Officer has the overall responsibility for the successful implementation of the Plan.

    COMPENSATION OF CHIEF EXECUTIVE OFFICER. Compensation for the Chief Executive Officer is based on the Compensation and Personnel Committee's evaluation of Management's successful implementation of the Business Plan. Their evaluation also takes into consideration events and general economic trends that are outside management's control and the level of compensation of other thrift chief executive officers in the same geographic area, the Midwest, managing institutions with assets sizes of between $500 million and $1 billion, some of which are included in the peer line of the stock performance graph below. In 1997, the Committee reviewed reports from Ben E. Cole Financial, Inc. and the SNL Executive Compensation Review. These reports, which were analyzed by the Committee, included comprehensive financial performance comparisons of the Bank relative to those of peer group thrift institutions and commercial banks throughout the country. The Committee also reviewed the information in the reports relating to compensation levels and practices of its peer institutions relative to the Bank's compensation levels for its senior executive officers. The SNL Report reflects that Mr. Becker's compensation is comparable with that paid to chief executive officers of thrifts with assets of $500 million to $1 billion nationwide and is comparable to Chief Executive Officers of a selected peer group of 40 Thrifts. The Committee also considered the three recommendations in the Cole Report, as described below.

    Given the findings of the reports and the Bank's record improvement in profitability, accompanied by a steady rise in assets, the Cole Report recommended: (i) the Board raise Mr. Becker's base salary to keep pace with the growth of banks of similar size; (ii) the Board provide for a CEO cash bonus award opportunity based on Board-approved, predetermined quantitative objectives; and (iii) the Board consider including stock awards in competitive amounts on an annual basis, and that the awards be related to the achievement of Board and shareholder strategic goals. It is the Compensation and Personnel Committee's intent to maintain compensation levels comparable to compensation levels of chief executive officers of the Bank's peer group.

    COMPENSATION OF OTHER EXECUTIVE OFFICERS. The Chief Executive Officer determines the base salary compensation paid to other members of the Administrative Committee, after review with the Compensation and Personnel Committee. The determination is discretionary based on his evaluation of each Administrative Committee member's contribution to the implementation of the Business Plan, general trends and events outside the control of each member of the Committee and independent studies of compensation levels of similar positions in other financial institutions. Bonuses were paid in 1997 based on the Management Incentive Compensation Plan which evaluates the Corporation's performance as measured by "Return on Average Equity" and "Return on Average Assets" in comparison to other publicly-traded thrifts and thrift holding companies, nationally, with assets between $500 million and $1 billion, as published by the SNL Securities Thrift Performance Report.


      David H. Brogan (Chairman)    Cecil Mackey
      William C. Hollister          J. Paul Thompson, Jr.

      Members of the Compensation and Personnel Committee


STOCK PERFORMANCE

    The graph and table which follow show the cumulative total return on the Common Stock of the Corporation since December 31, 1992, compared with the cumulative total return of other publicly traded savings institutions and savings institution holding companies (the "Industry Index") and the National Association of Securities Dealers, Inc. Automated Quotation System Market Index (the "Market Index") over the same period. Cumulative total return on the stock or the index equals the total increase in value since December 31, 1992, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming $100 was invested on December 31, 1992, in the Common Stock of the Corporation and in the indexes.

    [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the Nasdaq market and banking companies traded on the Nasdaq market. Line graph begins at December 31, 1992 and plots the cumulative total return at December 31, 1993, 1994, 1995, 1996 and 1997. Plot points are provided below.]


                         12/31/92  12/31/93  12/31/94  12/31/95  12/31/96  12/31/97
                         --------  --------  --------  --------  --------  --------
CFSB Bancorp, Inc.          100       146       146       208        213      484
NASDAQ Bank Stocks          100       114       114       169        223      377
NASDAQ Stock Market-U.S.    100       115       112       159        195      240

                              11

________________________________________________________________
             TRANSACTIONS WITH MANAGEMENT
________________________________________________________________

    Community First Bank has a policy of offering loans to officers and employees on terms substantially equivalent to those offered to the public, although the Bank's policy does allow the Bank to waive the payment of the one (1%) percent discount point for mortgage loans on their primary residence, and allows a rate to be offered which is 1/2% below the stated rate on consumer and home equity loans. It also allows the Bank to waive certain loan origination fees.

________________________________________________________________
     PROPOSAL II - APPROVAL OF INCREASE IN AUTHORIZED SHARES
________________________________________________________________

    GENERAL. The Corporation is currently authorized to issue 12,000,000 shares of capital stock and 10,000,000 shares of
Common Stock.   The Corporation's Board of Directors recommends
that stockholders approve an amendment (the "Share Amendment") to Article VII of the Corporation's Certificate of Incorporation that would increase the authorized shares of capital stock from 12,000,000 shares to 17,000,000 shares and the authorized shares of Common Stock from 10,000,000 shares to 15,000,000 shares.
The number of authorized shares of preferred stock will remain at 2,000,000 shares. If the Share Amendment is approved by the Corporation's stockholders, the first sentence of ARTICLE VII of the Corporation's Certificate of Incorporation as amended will read as follows:

    The aggregate number of shares of all classes of capital stock which the Corporation has authority to issue is 17,000,000 of which 15,000,000 are to be shares of common stock, $.01 par value per share, and of which 2,000,000 are to be shares of serial preferred stock, $.01 par value per share.

    PURPOSE.  The Corporation proposes to increase the number
of authorized shares of Capital Stock to 17,000,000 shares, and authorized number of shares of Common Stock to 15,000,000 shares to provide additional shares for general corporate purposes, including possible future acquisitions, stock dividends and splits, raising additional capital and issuances pursuant to employee stock benefit plans. Since 1992, the Corporation has declared a number of stock splits in the form of a stock
dividend, and paid various 10% stock dividends.   Most recently,
in 1997, the Corporation paid a 10% stock dividend in June 1997, and in December 1997 declared a three-for-two stock split distributed to stockholders in the form of a 50% stock dividend. As of December 31, 1997, there were 7,607,478 shares of Common Stock outstanding and an additional 627,821 shares were reserved for issuance pursuant to various stock-based employee benefit plans of the Corporation. This leaves the Corporation with 1,764,701 authorized but unissued, unreserved and uncommitted shares of Common Stock available for issuance.

    The Board of Directors believes that an increase in the total number of shares of authorized Common Stock will better enable the Corporation to meet its future needs, and give it greater flexibility to take advantage of opportunities to issue such stock in order to obtain capital, as consideration for possible combinations or acquisitions or for other purposes (including, without limitation, stock splits and stock dividends in appropriate circumstances). There are, at present, no plans, understandings, agreements or arrangements concerning possible combinations or acquisitions, or the issuance of additional shares of Corporation Common Stock, except for shares to be issued pursuant to the exercise of stock options.

    DILUTION. The Corporation's issuance of shares of Common Stock, including the additional shares that will be authorized if the proposed Share Amendment is adopted, may dilute the present equity ownership position of current holders of Common Stock and may be made without stockholder approval, unless otherwise required by applicable laws or stock exchange regulation. Under existing National Association of Securities Dealers rules and policies, approval of a majority of the outstanding shares of Common Stock would be required in connection with any transaction or series of related transactions that would result in the original issuance of additional shares of Common Stock, other than in a public offering for cash, (i) if the Common Stock (including securities convertible into or exercisable for Common Stock) has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding

before the issuance of such Common Stock; (ii) if the number of shares of Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares outstanding before the issuance of the Common Stock; or (iii) if the issuance would result in a change in control of the Corporation.

    POTENTIAL ANTI-TAKEOVER EFFECTS. The additional authorized but unissued shares of the Common Stock that would become available if the Share Amendment is approved could be used to make a change in control of the Corporation more difficult and expensive. Under certain circumstances, such shares could be used to create impediments or to frustrate persons seeking to cause a takeover or to otherwise gain control of the Corporation. Such shares could be sold to purchasers who might side with the Board in opposing a takeover bid that the Board determines not to be in the best interests of the Corporation and its stockholders. The Share Amendment might also have the effect of discouraging an attempt by another person or entity, through the acquisition of a substantial number of shares of the Corporation's Common Stock, to acquire control of the Corporation with a view to consummating a merger, sale of all or any part of the Corporation's assets, or a similar transaction, since the issuance of new shares could be used to dilute the stock ownership of such person or entity.

    RECOMMENDATION; VOTE REQUIRED. The Board of Directors believes that the Share Amendment is in the best interests of the stockholders of the Corporation. Approval of this proposal requires a vote in favor of the Share Amendment by the holders of a majority of the outstanding shares of Common Stock of the Corporation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE
FOR THE PROPOSAL TO AMEND THE CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE THE CORPORATION'S AUTHORIZED SHARES OF CAPITAL STOCK AND AUTHORIZED SHARES OF COMMON STOCK, WHICH PROPOSAL IS IDENTIFIED AS PROPOSAL II ON THE ENCLOSED PROXY CARD.

________________________________________________________________
   RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
________________________________________________________________

    KPMG Peat Marwick LLP was the Corporation's independent auditing firm for the 1997 fiscal year. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires.

________________________________________________________________
     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
________________________________________________________________

    Pursuant to regulations promulgated under the Exchange
Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from such persons that no annual report of changes in beneficial ownership were required, the Company believes during fiscal year 1997 and prior fiscal years all Reporting Persons have complied with these reporting requirements.
________________________________________________________________
                     OTHER MATTERS
________________________________________________________________

    The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

________________________________________________________________
                     MISCELLANEOUS
________________________________________________________________

    The cost of soliciting proxies will be borne by the Corporation. The Corporation will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.

    The Corporation's 1997 Annual Report to Stockholders, including financial statements, has been mailed to all stockholders of record as of the close of business on February 27, 1998. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

    THE CORPORATION IS REQUIRED TO FILE AN ANNUAL REPORT ON
FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, WITH THE SECURITIES AND EXCHANGE COMMISSION. STOCKHOLDERS OF RECORD AS OF FEBRUARY 27, 1998, MAY OBTAIN, WITHOUT CHARGE, A COPY OF SUCH REPORT UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION, 112 EAST ALLEGAN STREET, LANSING, MICHIGAN 48933.

________________________________________________________________
                 STOCKHOLDER PROPOSALS
________________________________________________________________

    In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation's office at 112 East Allegan Street, Lansing, Michigan 48933, no later than November 23, 1998. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

                       BY ORDER OF THE BOARD OF DIRECTORS



                       John W. Abbott
                       Executive Vice President, Chief
                       Operating Officer and Secretary

Lansing, Michigan
March 17, 1998

                   REVOCABLE PROXY

                  CFSB BANCORP, INC.
                   LANSING, MICHIGAN

                ______________________
            ANNUAL MEETING OF STOCKHOLDERS
                    April 21, 1998
                ______________________

The undersigned hereby appoints David H. Brogan, William C. Hollister and J. Paul Thompson, Jr. with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of CFSB Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Sheraton Lansing Hotel, 925 South Creyts Road, Lansing, Michigan on Tuesday, April 21, 1998 at 11:00 a.m., local time, and at any and all adjournments thereof, as indicated below and in accordance with the determination of a majority of the Board of Directors with respect to other matters which come before the Annual Meeting.


                                                        VOTE
                                            FOR        WITHHELD
                                            ---        --------


I.  The election as directors of all
    nominees listed below (except as
    marked to the contrary below).          [  ]        [  ]

    Robert H. Becker
    Henry W. Wolcott, IV

    INSTRUCTION:  TO WITHHOLD YOUR VOTE
    FOR ANY INDIVIDUAL NOMINEE, INSERT THAT
    NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

    _______________________________

                                                FOR     AGAINST     ABSTAIN
                                                ---     -------     -------
II. The approval of an amendment to the
    Corporation's Certificate of Incorporation
    increasing the number of authorized shares
    of capital stock and authorized shares of
    common stock.                               [  ]    [  ]        [  ]


     The Board of Directors recommends a vote "FOR" the election of listed nominees, and for Proposal II -- Approval of the Increase in Authorized Shares.

________________________________________________________________
THIS PROXY WILL BE VOTED AS DIRECTED, BUT, IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED NOMINEES AND FOR PROPOSAL II -- APPROVAL OF THE INCREASE IN AUTHORIZED SHARES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. THIS PROXY CONFERS DISCRETIONARY AUTHORITY ON THE HOLDERS THEREOF TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE AND MATTERS INCIDENT TO THE CONDUCT OF THE ANNUAL MEETING.
________________________________________________________________

   THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notifica-

tion to the Secretary of the Corporation at the Annual Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned hereby revokes any and all proxies heretofore given with respect to the shares of Common Stock held of record by the undersigned.

     The undersigned acknowledges receipt from the Corporation prior to the execution of this proxy of a Notice of Annual
Meeting, a Proxy Statement and an Annual Report.

Dated: _______________________, 1998


__________________________           __________________________
PRINT NAME OF STOCKHOLDER            PRINT NAME OF STOCKHOLDER


__________________________           __________________________
SIGNATURE OF STOCKHOLDER             SIGNATURE OF STOCKHOLDER


Please sign exactly as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.
If shares are held jointly, each holder should sign.

IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING PLEASE CHECK
THIS BOX.                   [  ]

________________________________________________________________
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE
ENCLOSED POSTAGE-PREPAID ENVELOPE.
________________________________________________________________